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                                  EX-21.1

                         SUBSIDIARIES OF REGISTRANT*
                             AS OF MARCH 15, 1995
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                                                                  STATE OF
COMPANY                                                        INCORPORATION
-------                                                        -------------

Bankers Life Insurance Company of New York  . . . . . . . . .  New York
Bankers Multiple Line Insurance Company . . . . . . . . . . .  Illinois
BML Agency, Inc.  . . . . . . . . . . . . . . . . . . . . . .  Illinois
Care Financial Corporation  . . . . . . . . . . . . . . . . .  Delaware
Constitution Life Insurance Company . . . . . . . . . . . . .  Kentucky
Facilities Management Installation, Inc.  . . . . . . . . . .  Delaware
SLC Financial Services, Inc.  . . . . . . . . . . . . . . . .  Delaware
Integrity National Life Insurance Company . . . . . . . . . .  Pennsylvania
Modern American Life Insurance Company  . . . . . . . . . . .  Missouri
Philadelphia American Life Insurance Company  . . . . . . . .  Pennsylvania
Philadelphia American Property Corporation  . . . . . . . . .  Texas
REO Holding Corporation . . . . . . . . . . . . . . . . . . .  Illinois
Southwestern Life Insurance Company . . . . . . . . . . . . .  Texas
SWL Holding Corporation . . . . . . . . . . . . . . . . . . .  Delaware
Union Bankers Insurance Company . . . . . . . . . . . . . . .  Texas
Western Pioneer Life Insurance Company  . . . . . . . . . . .  Kentucky


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*  Some of the names of the direct or indirect subsidiaries of Registrant may be omitted, provided, when considered in the aggregate, all omitted subsidiaries do not constitute a significant subsidiary.

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